Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Reports Unaudited Fiscal 2006 Fourth-Quarter and Full-Year Results
•	Fourth-quarter Sales Increase 10.8% over Prior Year to $395 Million, with Net Income Increasing to 19 Cents Per Diluted Share vs. Eight Cent Loss in Prior Year

•	Fiscal 2006 Sales Increase 7.4% to $1.74 Billion, with Net Income Increasing 44% to $28.1 Million, or 89 Cents Per Diluted Share

•	Non-GAAP Fiscal 2006 Net Income Reaches $34.0 Million, or $1.08 Per Diluted Share
CLEVELAND — May 22, 2006 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of enterprise computer technology solutions, today announced fiscal 2006 unaudited fourth-quarter and full-year results for the periods ended March 31, 2006.
Consolidated sales for the fourth quarter were $394.7 million, an increase of 10.8% compared with sales of $356.2 million for the fourth quarter last year. The increase in revenues included sales growth across all of the company’s major product categories.
Fourth-quarter sales of hardware products were $304.7 million, up 3% from $295.5 million last year. Software sales were $68.2 million, up 52% from $44.9 million a year ago. Services sales were $21.8 million, up 38% from $15.8 million last year.
Gross margin for the quarter increased to 13.9% of sales, compared with 12.5% in last year’s fourth quarter. The improvement in gross margin is attributed to increases in supplier incentives (a component of gross margin), higher growth in direct sales to end-user customers and a sales mix shifting towards higher-margin software and services offerings.
Selling, general and administrative expenses for the fourth quarter were $44.4 million, or 11.2% of sales compared with $46.6 million, or 13.1% of sales, in the prior year. The improvement is the result of restructuring executed earlier this year, as well as a more favorable comparison due to a one-time adjustment to employee benefit plans and non-recurring professional fees in the fourth quarter last year.
Fourth-quarter net income was $6.0 million, or 19 cents per diluted share, compared with a net loss of $2.3 million, or a loss of eight cents per diluted share, in the fourth quarter last year.
Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, “I am extremely pleased with the fourth-quarter and full-year results we reported today. Our highly-skilled and motivated people continue to dedicate themselves to providing customers more complete enterprise computer technology solutions and our focus on higher-value is evident in our performance.”
Fiscal 2006 Full-Year Results
For the fiscal year ended March 31, 2006, sales were $1.74 billion, an increase of 7.4% over the $1.62 billion in sales reported for the prior year.
Full-year sales of hardware products were $1.38 billion, up 4% year over year. Software sales were $260.5 million, up 18% and services sales were $104.2 million, up 31%.

Gross margin was 13.1% of sales, up from 12.8% in fiscal 2005. Selling, general and administrative expenses decreased to 9.6% of sales, from 10.1% in the prior year.
Net income increased to $28.1 million, or 89 cents per diluted share, compared with net income of $19.5 million, or 67 cents per diluted share, last year.
During the first half of fiscal 2006, Agilysys consolidated a portion of its operations to reduce costs and increase operating efficiencies. As a result of this initiative, Agilysys recorded a total of $5.3 million in restructuring charges during fiscal 2006.
In addition and as previously disclosed, in the first quarter of fiscal 2006, the company redeemed its 6.75% Convertible Trust Preferred Securities. Agilysys shareholders benefited from the elimination of the annual distribution on the Trust Preferred Securities, which amounted to approximately $5.2 million annually, net of tax, and the removal of 6.7 million shares of dilution.
Excluding $5.3 million in restructuring charges reported for fiscal 2006 and a non-recurring $4.8 million loss on redemption of the company’s Convertible Trust Preferred Securities in the first quarter, the company would have reported a 72% increase in non-GAAP net income to $34.0 million compared with non-GAAP net income of $19.8 million in the prior year, or $1.08 per diluted share versus 68 cents per diluted share in the prior year.
For the fiscal year Agilysys generated $50.0 million in cash flow from operations.
Use of Non-GAAP Financial Measures
The non-GAAP operating results provided are “non-GAAP financial measures” under the rules of the Securities and Exchange Commission. The company believes that the non-GAAP financial information is useful to investors to assist them in assessing and understanding the company’s financial performance and underlying trends in its business, as management considers the charges and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information supplements, and is not intended to represent a measure of performance in accordance with U.S. GAAP. Accompanying this release is a tabular reconciliation of the differences between the non-GAAP financial measures with the most comparable financial measure calculated and presented in accordance with U.S. GAAP.
Business Outlook
For fiscal 2007, the company currently estimates sales growth of 6% to 8% over fiscal 2006 sales of $1.74 billion.
Full-year gross margin is expected to be approximately 12.9% of sales.
Selling, general and administrative expenses are anticipated to be approximately 9.6% of sales for fiscal 2007. Net income for fiscal 2007 is expected to be in the range of $1.15 to $1.22 per diluted share and includes estimated stock option expensing of approximately $2.9 million or six cents per diluted share.
Agilysys also expects to incur fiscal 2007 capital expenditures between $2 to $4 million and depreciation and amortization of approximately $10 million.
The company’s Senior Notes are due in August 2006, at which time Agilysys will use existing cash reserves to retire the outstanding obligations. Assuming no reinvestment of cash, interest income is expected to exceed interest expense by approximately $1.2 million.
Conference Call Information
A conference call to discuss the quarterly and full-year results is scheduled for 11 a.m. ET on Monday, May 22, 2006. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company’s Web site: www.agilysys.com. A taped replay of the conference call will be available at 1 p.m. ET on Monday, May 22, 2006, through midnight ET on Monday, June 5, 2006, accessible by dialing (877) 344-7529 or (412) 317-0088 (passcode #390939).
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Interested persons can obtain it free at the Securities and Exchange Commission’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of enterprise computer technology solutions consisting of complex server and storage hardware, software and services. The company serves a broad base of customers in a wide variety of industries as well as the public sector. Agilysys designs and implements tailored solutions to help end users resolve their most complicated information technology (IT) needs, and supports reseller partners in growing their businesses. By combining proprietary software and services with the products and services of leading suppliers, Agilysys serves as a critical link in the IT supply chain. The company also offers industry-specific expertise in markets such as retail and hospitality. Headquartered in Mayfield Heights, Ohio, Agilysys has sales offices throughout North America and in the Asia Pacific region. For more information, visit www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis Executive Vice President, Treasurer and Chief Financial Officer Agilysys, Inc. 440-720-8682 martin.ellis@agilysys.com
Media Contact:	Julie Young Director, Corporate Communications Agilysys, Inc. 440-720-8602 julie.young@agilysys.com
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AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31		March 31
(In thousands, except share and per share data)	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$394,682	$356,159	$1,742,460	$1,622,925
Cost of goods sold	339,700	311,520	1,513,481	1,415,477

Gross margin	54,982	44,639	228,979	207,448
Operating expenses
Selling, general, and administrative expenses	44,375	46,591	167,779	164,470
Restructuring charges	217	107	5,337	515

Operating income (loss)	10,390	(2,059)	55,863	42,463
Other (income) expenses
Other income, net	(881)	(1,402)	(1,389)	(1,984)
Interest income	(1,230)	(1,364)	(4,809)	(3,310)
Interest expense	1,646	1,724	6,557	6,517
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—	—	4,811	—

Income (loss) before income taxes	10,855	(1,017)	50,693	41,240
Provision for income taxes	4,751	(134)	21,158	15,725
Distributions on Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—	1,064	900	5,153

Income (loss) from continuing operations	6,104	(1,947)	28,635	20,362
Loss from discontinued operations, net of taxes	105	388	521	877

Net income (loss)	$5,999	$(2,335)	$28,114	$19,485

Earnings (loss) per share – basic
Income (loss) from continuing operations	$0.20	$(0.07)	$0.96	$0.72
Loss from discontinued operations	—	(0.01)	(0.02)	(0.03)

Net income (loss)	$0.20	$(0.08)	$0.94	$0.69

Earnings (loss) per share – diluted
Income (loss) from continuing operations	$0.20	$(0.07)	$0.91	$0.69
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)

Net income (loss)	$0.19	$(0.08)	$0.89	$0.67

Weighted average shares outstanding
Basic	30,357,151	28,229,738	29,935,200	28,100,612
Diluted	31,109,120	28,229,738	32,480,576	36,989,981

Cash dividends per share	$0.03	$0.03	$0.12	$0.12

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	March 31
(In thousands)	2006	2005
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$147,850	$241,880
Accounts receivable, net	267,916	259,998
Inventories, net	53,004	47,305
Deferred income taxes	10,418	9,379
Prepaid expenses and other current assets	3,447	5,979
Assets of discontinued operations	437	702

Total current assets	483,072	565,243
Goodwill	191,854	173,774
Intangible assets, net	11,854	5,796
Investments in affiliated companies	18,821	19,785
Other non-current assets	28,311	20,241
Property and equipment, net	27,928	30,319

Total assets	$761,840	$815,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$238,493	$228,775
Accrued liabilities	40,901	38,178
Mandatorily Redeemable Convertible Trust Preferred Securities	—	125,317
Current portion of long-term debt	59,587	—
Liabilities of discontinued operations	872	1,767

Total current liabilities	339,853	394,037
Long-term debt	99	59,624
Deferred income taxes	16,059	11,657
Other non-current liabilities	20,653	17,389
Shareholders’ equity	385,176	332,451

Total liabilities and shareholders’ equity	$761,840	$815,158

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31
(In thousands)	2006	2005
	(Unaudited)
Operating activities:
Net income	$28,114	$19,485
Add: Loss from discontinued operations	521	877

Income from continuing operations	28,635	20,362
Adjustments to reconcile income from continuing operations to net cash provided by operating activities (net of effects from business acquisitions):
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	4,811	—
Gain on redemption of investment in affiliated company	(622)	—
Loss (gain) on disposal of plant and equipment	302	(12)
Depreciation	3,412	4,178
Amortization	7,629	7,417
Deferred income taxes	753	5,157
Changes in working capital:
Accounts receivable	(2,906)	31,179
Inventory	(5,196)	4,931
Accounts payable	6,806	20,660
Accrued liabilities	3,468	(1,131)
Other changes, net	3,510	36
Other non-cash adjustments	(652)	(1,699)

Total adjustments	21,315	70,716

Net cash provided by operating activities	49,950	91,078

Investing activities:
Acquisition of businesses, net of cash acquired	(27,964)	—
Proceeds from redemption of investment in affiliated company	788	—
Purchase of marketable securities	(6,822)	—
Proceeds from sale of property and equipment	—	105
Acquisition of property and equipment	(3,210)	(1,951)

Net cash used for investing activities	(37,208)	(1,846)

Financing activities:
Redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	(107,536)	—
Dividends paid	(3,608)	(3,330)
Proceeds from issuance of common stock	5,442	4,006
Other	(286)	(374)

Net cash (used for) provided by financing activities	(105,988)	302

Effect of foreign currency fluctuations on cash	367	810

Cash flows (used for) provided by continuing operations	(92,879)	90,344
Cash flows (used for) provided by discontinued operations	(1,151)	1,633

Net (decrease) increase in cash	(94,030)	91,977
Cash at beginning of period	241,880	149,903

Cash at end of period	$147,850	$241,880

AGILYSYS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Twelve Months Ended
	March 31			March 31
(In thousands, except share and per share data)	2006		2005	2006		2005

Net income (loss), as reported	$5,999		$(2,335)	$28,114		$19,485
Non-GAAP adjustments
Restructuring charges, net of taxes	122	(a)	93 (a)	3,110	(a)	319	(a)
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—		—	2,803	(b)	—

Non-GAAP net income (loss)	$6,121		$(2,240)	$34,027		$19,804

Earnings (loss) per share – diluted, as reported	$0.19		$(0.08)	$0.89		$0.67
Non-GAAP adjustments
Restructuring charges	—		—	0.10		0.01
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—		—	0.09		—

Non-GAAP earnings (loss) per share – diluted	$0.19		$(0.08)	$1.08	(c)	$0.68	(c)

(a)	Restructuring charges, net of taxes of $94,321 and $14,094 for the three months ended March 31, 2006 and 2005, respectively, and $2,226,418 and $196,089 for the years ended March 31, 2006 and 2005, respectively.

(b)	Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes of $2,007,082 for the year ended March 31, 2006.

(c)	Diluted earnings per share includes the diluted effect of the Mandatorily Redeemable Convertible Trust Preferred Securities. Accordingly, distributions on the Securities have been added back to net income in 2006 and 2005 to arrive at the per share amounts.